UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 8, 2016

The Williams Companies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Addresses of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 8, 2016, The Williams Companies, Inc. (the “Company”) announced that Board of Directors (the “Board”) of the Company has determined that the Company’s 2016 annual meeting of stockholders shall be held on November 23, 2016 (the “Annual Meeting”). The Company’s stockholders of record at the close of business on October 7, 2016 will be entitled to notice of the Annual Meeting and to vote on matters to be considered at the meeting.

Timely notice of business to be brought before the Annual Meeting (including nominations for election to the Board) other than through a stockholder proposal submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, must be received by the Corporate Secretary of the Company at the address set forth below by the close of business on July 18, 2016. Any such submission must meet the requirements set forth in the Company’s By-Laws.

Because the date of the Annual Meeting is more than 30 days from the date of the anniversary of the previous year’s annual meeting of stockholders, the Company has set a new deadline for its receipt of stockholder proposals submitted pursuant to Rule 14a-8. In order for a stockholder to timely submit any such proposal for inclusion in the Company’s proxy statement for the Annual Meeting, the proposal must be received by the Corporate Secretary of the Company at the address set forth below by the close of business on August 7, 2016. Any such proposal, including the manner in which it is submitted, must comply with the rules of the Securities and Exchange Commission relating to stockholders’ proposals.

Proposals should be addressed to the Corporate Secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172.

A copy of the press release announcing the above information is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of the Company dated July 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 8, 2016	THE WILLIAMS COMPANIES, INC.

	by	/s/ Sarah C. Miller
	Name:	Sarah C. Miller
	Title:	Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated July 8, 2016.